Exhibit 99.1

TransDigm Announces Acquisition of Stellant Systems, Inc.

Cleveland, Ohio, December 31, 2025 /PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG) today announced it has entered into a definitive agreement to acquire Stellant Systems, Inc. (“Stellant” or “the Company”), a portfolio company of Arlington Capital Partners, for approximately $960 million in cash, including certain tax benefits.
Stellant, headquartered in Torrance, California, is a leading global designer and manufacturer of high-power electronic components and subsystems serving the aerospace and defense end market. The Company’s products are highly engineered, proprietary components with substantial aftermarket content and a strong presence across major aerospace and defense platforms. Approximately 50% of Stellant’s revenue is derived from the aftermarket, and nearly all its revenue is generated from proprietary products. Stellant is expected to generate approximately $300 million in revenue for the calendar year ending December 31, 2025. The Company has manufacturing locations in Torrance, California; Williamsport, Pennsylvania; Melville, New York; and Topsfield, Massachusetts. The Company employs approximately 950 people.
Mike Lisman, TransDigm’s Chief Executive Officer, stated, “We are excited to have an agreement to acquire Stellant. The Company’s highly engineered, proprietary products generate significant aftermarket revenue and fit well with our long-standing business strategy. The Company has established positions across a diverse range of both commercial and defense platforms, adding new products and services to TransDigm’s portfolio. As with all TransDigm acquisitions, we expect this acquisition to create equity value in-line with our long-term private equity-like return objectives.”
The acquisition is subject to regulatory approvals in the United States and customary closing conditions.
About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems, specialized flight, wind tunnel and jet engine testing services and equipment, electronic components used in the generation, amplification, transmission and reception of microwave signals, and complex testing and instrumentation solutions.

Forward-Looking Statements
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group's actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers' planes spend aloft and our customers' profitability, both of which are affected by general economic conditions; supply chain constraints; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; failure to complete or successfully integrate acquisitions; our indebtedness; current and future geopolitical or other worldwide events, including, without limitation, wars or conflicts and public health crises; cybersecurity threats; risks related to the transition or physical impacts of climate change and other natural disasters or meeting sustainability-related voluntary goals or regulatory requirements; our reliance on certain customers; the United States ("U.S.") defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; risks related to changes in laws and regulations, including increases in compliance costs and potential changes in trade policies and tariffs; potential environmental liabilities; liabilities arising in connection with litigation; risks and costs associated with our international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group's most recent Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

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